SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant                                  [X]
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Check the appropriate box:
      [  ]    Preliminary Proxy Statement
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      [X]    Definitive Proxy Statement
      [  ]    Definitive Additional Materials
      [  ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FALMOUTH BANCORP, INC.
_______________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FALMOUTH BANCORP, INC.
20 Davis Straits, Falmouth, Massachusetts 02540
508-548-3500

December 17, 1999

Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Falmouth Bancorp, Inc. (the "Company"), the holding company for Falmouth Co-operative Bank (the "Bank") which will be held on January 18, 2000 at 4:30 p.m. Eastern Standard Time at the main office of the Bank, 20 Davis Straits, Falmouth, Massachusetts 02540 (the "Annual Meeting").

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company and the Bank and you will have an opportunity to ask questions.

      The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Falmouth Bancorp, Inc. and Falmouth Co-operative Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours, /s/ Santo P. Pasqualucci Santo P. Pasqualucci President and Chief Executive Officer

FALMOUTH BANCORP,INC.
20 DAVIS STRAITS
FALMOUTH, MASSACHUSETTS 02540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date: Tuesday, January 18, 2000 Time: 4:30 p.m., local time Place: Falmouth Co-operative Bank 20 Davis Straits Falmouth, Massachusetts 02540

      At our 2000 Annual Meeting, we will ask you to:

      *    Elect two directors to serve for a three-year term expiring at the 2003 annual meeting.
            The following two directors are the Board of Director's nominees:

           James A. Keefe            Robert H. Moore

      *    Ratify the appointment of Shatswell, MacLeod & Co., P.C. as our independent public accountants for the fiscal year ending September 30, 2000; and

      *    Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on December 7, 1999, the record date.

By Order of the Board of Directors, /s/ Jeanne E. Alves Jeanne E. Alves Secretary

Falmouth, Massachusetts
December 17, 1999

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

GENERAL INFORMATION

General

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about December 17, 1999 to all stockholders entitled to vote. If you owned the Company's common stock at the close of business on December 7, 1999, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,071,838 shares of common stock outstanding.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

      You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned as of record at the close of business on December 7, 1999. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required
Proposal 1: Elect Two Directors

The two nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Public Accountants

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as the Company's independent public accountants. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Proposal 3: Authorize Board of Directors to Direct Votes on Matters Incident to and Proper for Meeting, and any Adjournment or Postponement.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to authorize Board of Directors to direct votes on matters incident to and proper for the meeting, and any adjournment or postponement. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

      If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

*    Proposal 1: Elect Two Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

*    Proposal 2: Ratify Appointment of Independent Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

*    Proposal 3: Authorize Board of Directors to Direct Votes on Matters Incident to and Proper
      for Meeting, and any Adjournment or Postponement. A broker non-vote would have no effect on the outcome of this proposal.

Confidential Voting Policy

      The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

Revoking Your Proxy

      You may revoke your proxy at any time before it is exercised by:

*    Filing with the Secretary of the Company a letter revoking the proxy;
*    Submitting another signed proxy with a later date; and
*    Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

      The Company will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

*    mail;
*    telephone; and
*    other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

      If you would like a copy of our Annual Report on Form 10-KSB for the year ended September 30, 1999, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

      George E. Young, III
      Vice President and Chief Financial Officer
      Falmouth Bancorp, Inc.
      20 Davis Straits
      Falmouth, Massachusetts 02540

Security Ownership of Certain Beneficial Owners

      The following table contains common stock ownership information for persons known to the Company to "beneficially own" 5% or more of the Company's common stock as of September 30, 1999. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and with the Company. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Shares of Common Stock Outstanding (1)
Common Stock	The Cape Cod Five Cents Savings Bank P.O. Box 10 19 West Road Orleans, Massachusetts 02653	131,800(2)	11.21%
Common Stock	Falmouth Bancorp, Inc. Employee Stock Ownership Plan Trust 20 Davis Straits Falmouth, Massachusetts 02540	85,002	7.20%

_____________________

(1)   The total number of shares of the Company's common stock outstanding on September 30, 1999 was 1,175,744 shares.

(2)   Based on information in a Schedule 13G/A filed with the SEC on July 30, 1999, The Cape Cod
        Five Cents Savings Bank is deemed to be the beneficial owner of these shares.

Stock Ownership of Management

      The following table shows the number of shares of the Company's common stock beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of December 1, 1999. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

Name	Title(1)	Amount and Nature of Beneficial Ownership (2)(3)	Percent of Common Stock Outstanding(14)
John W. Holland, Jr.(4)	Director	5,946	0.6%
James A. Keefe(5)	Director	21,115	2.0%
Wayne C. Lamson	Director	1,582	0.1%
Gardner L. Lewis(6)	Director	10,635	1.0%
John J. Lynch, Jr.(7)	Director	28,446	2.6%
Ronald L. McLane	Director	4,946	0.5%
Eileen C. Miskell(8)	Director	8,446	0.8%
Robert H. Moore(9)	Director	6,446	0.6%
Walter A. Murphy(10)	Chairman of the Board	17,287	1.6%
William E. Newton(11)	Director	13,446	1.2%
Santo P. Pasqualucci(12)	President, Chief Executive Officer and Director	82,134	7.6%
All directors and executive officers as a group (15 persons)(13)		296,149	27.4%

_____________________

(1)   Titles are for both the Company and the Bank.
(2)   Includes restricted stock awards of 1,064 shares of common stock made to each of the outside directors, with the exception of Mr. Murphy who was awarded 2,124 shares, under the 1997
        Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth
        Bancorp, Inc. ("RRP"). Mr. Pasqualucci was also awarded 10,000 shares of restricted stock under the RRP. Each recipient of a RRP restricted share award has sole voting power, but no investment power, over the shares of Common Stock covered by the award.
(3)   The figures above include stock options granted with respect to 2,382 shares of common stock to each outside director, 3,575 shares to Mr. Murphy, 794 share to Mr. Lamson and 41,822 shares to Mr. Pasqualucci under the 1997 Stock Option Plan for Outside Directors, Officers and
        Employees of Falmouth Bancorp, Inc. ("Stock Option Plan"), which may be acquired pursuant to these vested options.
(4)   Includes 500 shares held jointly with spouse and 2,000 shares held solely by spouse.
(5)   Includes 2,669 shares held in an Individual Retirement Account ("IRA").
(6)   Includes 2,489 shares held in spouse's IRA, 4,000 shares held in Mr. Lewis's IRA, 250 shares held individually by spouse, and 350 shares held by his son, for which Mr. Lewis disclaims beneficial ownership.
(7)   Includes 20,000 shares held in an IRA and 5,000 shares owned by the corporation of which Mr.
        Lynch serves as president.
(8)   Includes 1,000 shares held in an IRA, 1,500 shares held solely by spouse and 2,500 shares owned by a corporation of which Ms. Miskell serves as treasurer.
(9)   Includes 3,000 shares held in an IRA.
(10) Includes 10,000 held in an IRA.
(11) Includes 5,000 shares held by Mr. Newton as trustee for a Profit Sharing Trust, 2,500 shares held in an IRA, and 2,500 shares held by Mr. Newton for a corporation of which Mr. Newton is a principal.
(12) Includes the total of 4,875 shares that have been allocated to Mr. Pasqualucci under the ESOP as of September 30, 1999, as to which he has sole voting power, but no investment power, except in limited circumstances, 18,000 shares held in IRA's in Mr. Pasqualucci's name, and 6,027 shares held in three trusts for the benefit of Mr. Pasqualucci's three minor children.
(13) Includes 9,813 shares held by the ESOP Trust that have been allocated as of September 30, 1999 to the individual accounts of the executive officers under the ESOP as to which such executive officers have sole voting power, but no investment power, except in limited circumstances. Also includes 56,736 unallocated shares held by the ESOP Trust as to which the ESOP Trustee may be deemed to share voting and investment power.
(14) Based on a total of 1,080,338 shares of the Company's common stock outstanding as of
        December 1, 1999.

DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

______________________________

PROPOSAL 1
ELECTION OF DIRECTORS

______________________________

General

    The Board has nominated two persons for election as directors at the Annual Meeting. The nominees are currently serving on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2003, or until their successors have been elected.

    We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors
	Age(1)	Term Expires	Position(s) Held with the Company	Director Since(2)
Nominees
James A. Keefe	73	2000	Director	1973
Robert H. Moore	66	2000	Director	1976

Continuing Directors
John J. Lynch, Jr.	72	2001	Director	1970
Walter A. Murphy	73	2001	Chairman of the Board	1969
William E. Newton	61	2001	Director	1975
Santo P. Pasqualucci	60	2001	President, Chief Executive Officer and Director	1993
John W. Holland, Jr.	74	2002	Director	1966
Gardner L. Lewis	62	2002	Director	1993
Wayne C. Lamson	48	2002	Director	1999
Eileen C. Miskell	41	2002	Director	1994

Retiring Director
Ronald L. McLane	82	2000	Director	1970

_____________________

(1)   As of November 1, 1999.
(2)   Includes service as director of the Bank prior to the formation of the Company in 1996.

      The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.

Nominees

      James A. Keefe has been a principal of Falmouth Ford, an automobile dealership, since October of 1966.

      Robert H. Moore has worked as an agent with the Paul Peters Agency, Inc., a general insurance agency located in Falmouth, since May of 1960.

Continuing Directors

      John J. Lynch, Jr. has served as President of Paul Peters Agency, Inc., a general insurance agency located in Falmouth, since 1957.

      Walter A. Murphy served as President of the Bank from 1968 to 1992 and continues to serve as the Chairman of the Board of Falmouth Bancorp, Inc.

      William E. Newton has worked as a contractor and has been a principal of C. H. Newton Builders, Inc. in West Falmouth since 1965.

      Santo P. Pasqualucci has served as President of the Bank since December, 1992 and as President and Chief Executive Officer of the Company since its formation in 1996. Prior to that time, he served as the President of a savings bank for six years. He has served the banking community of Massachusetts for over 30 years.

      John W. Holland, Jr. is an attorney in the private practice of law in West Falmouth, Massachusetts. Mr. Holland has provided legal services to the Bank at its request from time to time.

      Gardner L. Lewis is currently retired. He owned and operated The Pancake Man, a full-service restaurant located in Falmouth, from 1964 to 1993. In 1993, the restaurant was leased to a third party.

      Wayne C. Lamson, has been Treasurer/Comptroller of the Woods Hole Martha's Vineyard and Nantucket Steamship Authority since 1982. As Treasurer/Comptroller, Mr. Lamson is responsible for the Authority's accounting, treasury, finance, internal audit, insurance, payroll, credit and collection procurement and pension plan administration functions.

      Eileen C. Miskell, CPA, is Treasurer of Wood Lumber Company in Falmouth, Massachusetts. Previously, she was an accountant at the New England Deaconess Hospital.

Retiring Director

      Ronald L. McLane has been retired for the past six years. Previously Mr. McLane was a building contractor in the Falmouth area.

The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.

______________________________

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

______________________________

      The Board of Directors has appointed Shatswell, MacLeod & Co., P.C. as our independent public accountants for the Company for the fiscal year ending September 30, 2000, and we are asking stockholders to ratify the appointment. Representatives of Shatswell, MacLeod & Co., P.C. are not expected to attend the Annual Meeting.

The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent public accountants for the Company.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      The Company's Board of Directors currently consists of eleven members. The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of two directors expire at the Annual Meeting. In addition, Mr. Ronald McLane, will be retiring from the Board of Directors, effective January 18, 2000, the date of the Annual Meeting. Each of our directors also serves as a director of the Bank.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 12 regular meetings during the fiscal year ended September 30, 1999. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

      The Board of Directors of the Company has established the following committees:

EXECUTIVE COMMITTEE

The Committee provides advice and recommendations to the Board in areas of employee salaries and directors' compensation. The Executive Committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors.

Directors Keefe, Lewis, Lynch, Miskell, Newton, and Pasqualucci serve as members of the committee.

The Executive Committee met 13 times in the 1999 fiscal year.

AUDIT COMMITTEE

The Audit Committee is responsible for review of the annual audit with the Company's outside auditors and to report any substantive issues found during the audit to the Board.

Directors Miskell, Lamson and Lewis serve as members of the committee.

The Audit Committee did not meet in the 1999 fiscal year.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for establishing guidelines for management and employee compensation.

Directors Murphy, Keefe and Newton serve as members of the committee.

The Compensation Committee met once in the 1999 fiscal year.

SECURITY COMMITTEE

The Security Committee reviews the loan collateral, appraisal reports on real estate, and authorizes the funding of real estate loans. In addition, the Committee authorizes the release of periodic draws on construction loans.

Directors McLane, Moore and Pasqualucci serve as members of the committee.

The Security Committee met 48 times in the 1999 fiscal year.

      The Board of Directors, acting as the nominating committee, met in October, 1999 to select the nominees for election as directors at the Annual Meeting.

Directors' Compensation

      Director's Fees. Currently, each director of the Bank receives the following fees:

*    fees of $400 per Board meeting attended; and
*    fees ranging from $120 to $300 per committee meeting attended.

      The Chairman of the Board receives a fee of $700 per Board Meeting attended. Total directors' meeting and committee fees for fiscal 1999 were $82,120. We do not compensate our employees for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

      Recognition and Retention Plan and Stock Option Plan. In addition, our directors are eligible to participate in the Stock Option Plan and Recognition and Retention Plan. These stock benefit plans are discussed under "--Benefits," "Stock Option Plan" and "Recognition and Retention Plan."

Executive Officers

      The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

Name	Position Held with the Company
Santo P. Pasqualucci	President and Chief Executive Officer
George E. Young, III	Vice President and Chief Financial Officer
Jeanne E. Alves	Secretary

    The following individuals are executive officers of the Bank and hold the offices set forth below opposite their names.

Name	Position Held with the Bank
Santo P. Pasqualucci	President and Chief Executive Officer
George E. Young, III	Vice President and Treasurer
Ronald Garcia	Vice President/Senior Loan Officer
Sharon L. Shoner	Vice President/Auditor/Compliance Officer
Jeanne E. Alves	Clerk/Assistant Treasurer

      The Board of Directors annually elects the executive officers of the Company and the Bank. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "--Employment Agreements."

      Biographical information of executive officers of the Company and the Bank is set forth below.

      Santo P. Pasqualucci, age 60, has served as President and Chief Executive Officer of the Bank since December, 1992 and President and Chief Executive Officer of the Company since 1996. Prior to that time, he served as the President of a savings bank for six years. He has served the banking community of Massachusetts for over 30 years.

      George E. Young, III, age 54, joined the Bank in 1991 as Assistant Treasurer, was promoted to Treasurer in 1992 and since 1994 has served as the Bank's Vice President and Treasurer. Mr. Young has also served as Vice President and Chief Financial Officer of the Company since 1996. He was Treasurer and Auditor/Compliance Officer from 1973 to 1991 with another financial institution. Mr. Young has 29 years of banking experience.

      Jeanne E. Alves, age 55, has served as the Secretary of the Company and Clerk of the Bank since November 1997. Ms. Alves joined the Bank in 1984 and was promoted to Assistant Treasurer in 1992.

      Ronald Garcia, age 49, has served as Vice President/Senior Loan Officer of the Bank since April 1997. Mr. Garcia served as Vice President/Commercial Lending of the Bank from 1994 through April 1997. Prior thereto, he was a Vice President and Commercial Loan Officer for Falmouth National Bank/Bank of Boston.

      Sharon L. Shoner, age 49, has served with the Loan Department of the Bank since 1977. She is currently Vice President/Audit and Compliance Officer of the Bank, overseeing the Bank's internal audit and compliance functions. Ms. Shoner also conducts quarterly CRA reviews and meetings.

Executive Compensation

      The following table sets forth cash and noncash compensation for the fiscal years ended September 30, 1999, 1998 and 1997 awarded to or earned by Santo P. Pasqualucci, the Company's President and Chief Executive Officer.

Compensation Table

Summary

		Annual Compensation(1)				Long Term Compensation Awards
Name and Principal Positions	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(2)	Options (#)(3)	All Other Compensation ($)(4)
Santo P. Pasqualucci,	1999	$149,444	-	-	-	-	$25,794
President and Chief	1998	137,948	-	-	-	-	29,663
Executive Officer	1997	124,499	5,628	-	$137,500	36,368	34,162

_____________________

(1)   Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred by
        Mr. Pasqualucci under the Company's 401(k) plan (but not matching contributions made by the
        Company) and payroll deductions for health insurance under the Company's health insurance plan.
(2)   Pursuant to the RRP, Mr. Pasqualucci was awarded 10,000 shares of restricted stock, which vest in
        20% increments beginning on February 1, 1998. The value of the restricted share award shown in the table above is based a price of $13.75, which is the closing price of a share of common stock on
        January 21, 1997, the effective date of the award. At September 30, 1999, 8,000 shares of Mr.
        Pasqualucci's restricted stock award remained unvested, having an aggregate fair market value of
        $120,000 based on a closing price of $15.00 on September 30, 1999. Cash dividends declared with respect to allocated shares of restricted stock are paid directly to Mr. Pasqualucci. In the case of death, disability, retirement, or a change in control, as defined by the RRP, all restricted stock awards become immediately vested.
(3)   Includes 36,368 shares of Common Stock subject to options granted to Mr. Pasqualucci under the
        Stock Option Plan. The options granted are intended to qualify as "incentive stock options" under
        Section 422 of the Internal Revenue Code, as amended (the "Code") to the maximum extent possible, and any options which do not qualify will constitute non-qualified stock options. The
        Stock Option Plan provides for options to become exercisable, beginning on January 21, 1998, and generally remain exercisable until the tenth anniversary of the grant. In the case of death, disability, retirement or a change in control, as defined in the Stock Option plan, all options granted become immediately exercisable.
(4)   Includes (i) the dollar value of premiums, if any, paid by the Company with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of Mr. Pasqualucci and (ii) the Company's contributions on behalf of the executive officer to the Company's 401(k) plan and (iii) 1,308, 1,505 and 1,413 shares of Common Stock allocated to the executive officer under the ESOP for fiscal 1999, 1998 and 1997, respectively. The value of the shares were based on a price of $15.00, $16.25 and $20.875, the closing price on September 30, 1999, 1998 and 1997, respectively.

      Employment Agreements. Effective March 28, 1996, the Bank entered into employment agreements (the "Employment Agreements") with Messrs. Santo Pasqualucci, the Bank's President and Chief Executive Officer, and George Young, its Vice President and Treasurer. These Employment Agreements set forth the duties and compensation of the Senior Executives and are intended to ensure that the Bank and the Company will have experienced and competent management personnel.

      The Employment Agreements provide for terms of four years, in the case of Mr. Pasqualucci, and two years, in the case of Mr. Young; and each will provide for an annual base salary equal to the Executives' existing base salary rate in effect on March 28, 1996, the date the Bank converted to stock form. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreements provide the Executives with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon the Executives' death or disability, and are terminable by the Bank or the Company for "cause" as defined in the Employment Agreements. In the event of termination for cause, no severance benefits are available. If the Bank or the Company terminates the Executive without cause, the Executive will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement. If an Employment Agreement is terminated due to the Executive's "disability" (as defined in the Employment Agreement), the Executive will be entitled to a continuation of his salary at three-quarters level and benefits until the Executive becomes employed again, reaches age 65 or dies. In the event of an Executive's death during the term of the Employment Agreement, his estate will be entitled to receive his salary through the end of the month of his death.

      The Employment Agreements contain provisions stating that in the event of an Executive's involuntary termination of employment in connection with, or within one year after, any "change in control" (as defined in the Employment Agreement), Mr. Pasqualucci will be paid, within 10 days of such termination, an amount equal to 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Code, and, in the case of Mr. Young, 2 times the base amount. The Employment Agreements also provide for a lump sum payment of the payments due to an Executive for the remaining term of the Employment Agreement to be made in the event of the Executive's voluntary termination of employment, upon the occurrence, or within 60 days thereafter, of certain specified events which have not been consented to in writing by an Executive, including:

*    the requirement that an Executive perform his principal executive functions more than 35 miles from the Bank's or the Company's current primary office;
*    material reduction in the Executive's authority and responsibility;
*    liquidation or dissolution of the Bank or the Company; and
*    a breach of the Employment Agreement by the Bank or the Company.

      Pension Plan. The Bank is a participant in the pension plan sponsored by the Co-operative Bank Employees Retirement Association ("CBERA") (the "Pension Plan"). The following table sets forth the estimated annual benefits that would be payable under the Pension Plan in the form of a single life annuity upon normal retirement age. The amounts are expressed at various levels of compensation and years of service. No reduction is provided for Social Security benefits.

Pension Plan Table
	Years of Credited Service
Average Earnings	10	15	20	25
$ 20,000	$ 2,000	$ 3,000	$ 4,000	$ 5,000
40,000	4,535	6,802	9,070	11,337
60,000	7,535	11,302	15,070	18,837
80,000	10,535	15,802	21,070	26,337
100,000	13,535	20,302	27,070	33,837
120,000	16,535	24,802	33,070	41,337
140,000	19,535	29,302	39,070	48,837
160,000	21,535	32,302	43,070	53,837

      For purposes of determining the estimated annual benefits that would be payable under the Pension Plan to Santo P. Pasqualucci, the executive officer listed in the Summary Compensation Table, Mr. Pasqualucci had completed six years, ten months of service to the Bank as of September 30, 1999 and had final average compensation of $142,192.

Stock Option Plan

      The 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank ("Stock Option Plan") was adopted by the Board of Directors of the Bank and approved by its stockholders at the 1997 Annual Meeting. In accordance with the terms of the Reorganization, the Company assumed sponsorship of the Stock Option Plan and changed its name to the "1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc." The purpose of the Stock Option Plan is to promote the growth of the Company, the Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 145,475 shares of Common Stock for issuance upon the exercise of stock options granted under the Plan.

      The members of the Board's Compensation Committee who are disinterested directors ("Option Committee") administer the Stock Option Plan. In general, both "incentive stock options" and non-qualified stock options to purchase Common Stock of the Company ("Options") may be granted to eligible officers, employees and outside directors, subject to the restrictions of the Internal Revenue Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the Options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All Options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants. As of December 8, 1999, each outside director of the Company had been granted a non-qualified stock option to purchase an aggregate of 3,969 shares of Common Stock at an exercise price of $13.375 per share and the Chairman of the Board has been granted a non-qualified stock option to purchase an aggregate of 8,605 shares of Common Stock, including 7,939 shares of Common Stock at an exercise price of $13.375 and 666 shares of Common Stock at an exercise price of $19.825.

      All stock options granted under the Plan generally vest in 20% increments over a five year period subject to automatic full vesting upon the optionee's death, disability or retirement or upon a change in control of the Company. The Company believes the use of a vesting schedule will encourage each Option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the Option. The Company pays all costs and expenses of the Stock Option Plan. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock, which was $15.00 per share. The first installment of options became exercisable on January 21, 1998.

Aggregated Options in 1999 Fiscal Year and 1999 Fiscal Year End Options
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-end(1) ($) Exercisable/Unexercisable
Santo P. Pasqualucci, President and Chief Executive Officer	---	---	14,548/21,820	23,641/35,458

_____________________

(1)   The closing price per share of Common Stock on September 30, 1999 was $15.00, and all options have an exercise price of $13.375 per share, which equals a spread of $1.625.

Recognition and Retention Plan

      The 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank (the "RRP") was adopted by the Board of Directors of the Bank and approved by its stockholders at the 1997 Annual Meeting. In accordance with the Company's Reorganization, the Company assumed sponsorship of the RRP and changed its name to the "1997 Recognition and Retention Plan For Outside Directors, Officers and Employees of Falmouth Bancorp, Inc." Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Company, the Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. The Company pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, the Company has established a trust ("Trust") and will contribute, or cause to be contributed, to the Trust, from time to time, funds sufficient to purchase up to 58,190 shares of Common Stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. Shares of Common Stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of Common Stock subject to his Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of December 8, 1998, each outside director has been granted a Restricted Stock Award with respect to 1,064 shares of Common Stock and the Chairman received a Restricted Stock Award with respect to 2,124 shares of Common Stock. All outstanding Restricted Stock Awards will vest and become distributable at the rate of 20% per year, over a five year period, commencing on February 1, 1998, subject to automatic full vesting on the date of the Award holder's death, disability or retirement or upon a change in control of the Company.

      The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

      From time to time the Bank makes mortgage or other loans to its directors. Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Bank had a policy of offering loans to directors, officers and employees on terms substantially equivalent to those offered to the public.

      Under FIRREA, loans to the Company's directors are required to be made on terms substantially the same as those offered in comparable transactions to other persons. Furthermore, FIRREA generally prohibits loans above the greater of $25,000 or 5.0% of the Bank's capital and surplus (up to $500,000) to directors and officers and their affiliates, unless such loans are approved in advance by a disinterested majority of the Board of Directors. As a matter of policy, loans to directors of the Company, as well as other affiliated persons or entities, currently are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve more than the normal risk of collectibility or present other unfavorable features, and are approved by the Board of Directors. At September 30, 1999, the Bank had a total of $1,095,000 loans outstanding to its executive officers and directors.

      In addition to these provisions of federal law, Massachusetts law requires that loans by a co-operative bank to its officers and directors be made on non-preferential terms and receive the prior approval of a disinterested majority of the board of directors. Further, loans by a co-operative bank to its own officers may not exceed $20,000 for general purposes; $75,000 for educational purposes; and $275,000 for residential home mortgage purposes. All loans by a co-operative bank to its officers and directors must be reported annually to the Commissioner.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

____________________________________________________________

PROPOSAL 3

AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO
DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENT OR
POSTPONEMENT THEREOF, INCLUDING, WITHOUT LIMITATION,
A MOTION TO ADJOURN THE ANNUAL MEETING

____________________________________________________________

General

      The Board of Directors is not aware of any other business that may properly come before the Annual Meeting. The Board seeks the authorization of the shareholders of the Company, in the event matters properly come before the meeting, including, but not limited to, the consideration of whether to adjourn the Annual Meeting once called to order and to direct the manner in which those shares represented at the Annual Meeting by proxies solicited pursuant to this Proxy Statement shall be voted. As to all such matters, the Board intends that it would direct the voting of such shares in the manner determined by the Board, in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of the Company and its shareholders, taken as a whole.

Vote Required

      The authorization of the Board of Directors, in its discretion, to vote upon such other business as may properly come before the Annual Meeting ("Proposal 3") requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Accordingly, shares as to which the "ABSTAIN" box has been selected on the Proxy Card will be counted as present and entitled to vote and will have the effect of a vote against Proposal 3. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the vote for Proposal 3. The Company intends to vote for the authorization of the Board of Directors to vote upon such other business as may properly come before the Annual Meeting thereby ensuring a quorum and the likelihood of the approval of Proposal 3.

The Board of Directors unanimously recommends that shareholders vote "For" authorization of the Board of Directors, in its discretion, to direct the vote of the proxies upon such other matters as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

      If you wish to submit proposals to be included in our 2000 proxy statement for the 2001 Annual Meeting of Stockholders, we must receive them by August 19, 2000, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

*    You must be a stockholder of record and have given timely notice in writing to the Secretary of the
      Company.

*    Your notice must contain specific information required in our Bylaws.

By Order of the Board of Directors /s/ Jeanne E. Alves Jeanne E. Alves Secretary

Falmouth, Massachusetts
December 17, 1999

To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

Falmouth Bancorp, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Falmouth Bancorp, Inc.
for the Annual Meeting of Stockholders to be held on January 18, 2000.

      The undersigned stockholder of Falmouth Bancorp, Inc. hereby appoints Santo P. Pasqualucci and Walter A. Murphy, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Falmouth Bancorp, Inc. held of record by the undersigned on December 7, 1999, at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:30 p.m., Eastern Standard Time, on January 18, 2000, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2000 Annual Meeting of Stockholders and Proxy Statement, dated December 17, 1999, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

    This Proxy, when executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposals listed in Item 2 and Item 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1, a vote "FOR" the proposal in Item 2 and a vote "FOR" the proposal in Item 3.	Please mark your vote as indicated in this example. [X] I will attend the Annual Meeting. [ ]
1. Election of two Directors for terms of three years each. Nominees: James A. Keefe and Robert H. Moore	FOR both nominees (except as otherwise indicated) [ ]	WITHHOLD for both nominees [ ]
2. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent public accountants for the fiscal year ending September 30, 2000.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

____________________________________________________________________________________

3.  Authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such matters incident to the conduct of the Annual Meeting as may properly come before the
     Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual
     Meeting.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders and the Proxy Statement, dated December 17, 1999 for the 2000 Annual Meeting.

____________________________________________________________________________________

____________________________________________________________________________________
Signature(s)

Dated: _________________________________________________________________________, 1999
Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.